Exhibit 99.1

January 25, 2005	Press Release

SOUTHWEST BANCORPORATION OF TEXAS, INC.
REPORTS STRONG GROWTH

ANNOUNCES NAME CHANGE OF BANK TO
AMEGY BANK N.A.

Highlights

•	For 2004, diluted earnings per common share were $0.97, up 11.0%, compared to $0.87 diluted earnings per common share in 2003.

•	Net income for 2004 was $68.5 million, up 12.9% from $60.7 million in 2003.

•	Diluted earnings per common share were $0.24 for the fourth quarter of 2004 compared to $0.28 linked quarter and up 4.0% from $0.23 in the fourth quarter of 2003.

•	The legal merger with Klein Bancshares closed on October 1, 2004 and the operational merger will be completed in March 2005.

•	Strong growth trends continue:

•	Total revenue increased 9.1% linked quarter; 22.9% versus prior year. For 2004, total revenue grew 17.5% compared to 2003.

•	Average loans held for investment increased 9.5% linked quarter and 31.2% compared to the fourth quarter of 2003. For 2004, average loans held for investment grew 21.0%.

•	Average deposits increased 14.5% linked quarter and 27.0% compared to the fourth quarter of 2003. For 2004, average deposits grew 17.5%.

•	Noninterest income increased 7.1% linked quarter and 20.0% compared to the fourth quarter of 2003. For 2004, noninterest income increased 14.4% compared to 2003.

•	Taxable-equivalent net interest margin declined to 3.91% compared to 3.97% linked quarter.

•	Noninterest expenses grew 22.9% linked quarter as a result of expenses related to the Klein Bancshares merger, the name change, and to Sarbanes-Oxley compliance. For the year, noninterest expenses grew 23.7% compared to 2003.

•	Asset quality remained favorable during the quarter with nonperforming assets of 0.55% of loans and other real estate and net charge-offs of $2.0 million, or 18 basis points. For 2004, net charge-offs were $5.9 million or 15 basis points.

•	Southwest Bank of Texas National Association announced the change of its name to Amegy Bank National Association and that the stock symbol of its parent, Southwest Bancorporation of Texas, Inc., will become ABNK effective March 7, 2005. Subject to shareholder approval at the annual meeting in May 2005, the name of the Company is expected to change to Amegy Bancorporation, Inc.

     Houston, Texas — Southwest Bancorporation of Texas, Inc. (NASDAQ: SWBT) today reported 2004 results that reflected the strong growth and continued build out of its franchise in Texas. The Company also announced that it will change the name of the Bank to Amegy Bank National Association.

     “2004 was a year of significant progress for our company,” said Paul Murphy, CEO. “We closed mergers with two outstanding banks which initiated our entry into the important Dallas-Fort Worth market and expanded our geographic coverage in Houston. We continued our strong core growth in loans, deposits and fee income and continue to move market share. The name change is another step in growing our franchise and building on an outstanding 15-year history.”

     Of the name change, he noted: “In looking at all aspects of our future growth, one obstacle that stood out was our name. We are prohibited from using the name Southwest Bank of Texas outside of the ten-county Houston region. In addition, there are more than two dozen other financial institutions with Southwest as part of their current name,” said Mr. Murphy. “Another key factor is that our customers and prospects increasingly are confused as we operate under multiple names—Mitchell Mortgage, SWBT Securities, Lone Star Bank and Southwest Bank of Texas. The timing of the operational merger with Klein gives us an opportunity to bring everything under one banner to create one brand that will allow us to leverage our success in the Houston market place as we expand across Texas.”

     For the year ended December 31, 2004, net income was $68.5 million, or $0.97 per diluted common share, compared to $60.7 million, or $0.87 per diluted common share, for the year ended December 31, 2003, an increase of 12.9%.

     Return on average assets and return on average common shareholders’ equity for the year ended December 31, 2004 were 1.05% and 12.86%, respectively, as compared to 1.14% and 12.86%, respectively, for the same period in 2003.

     For the year ended December 31, 2004, total revenue was $326.0 million, an increase of 17.5% over 2003. Average loans held for investment were $3.95 billion, an increase of $687.5 million, or 21.0%, over 2003 and average deposits were $4.84 billion, an increase of $722.5 million, or 17.5%, compared to 2003. Average assets were $6.50 billion, an increase of $1.15 billion, or 21.5%, compared to 2003.

     For the three months ended December 31, 2004, net income was $17.4 million, or $0.24 per diluted common share, compared to $16.3 million, or $0.23 per diluted common share, for the same period in 2003. Total revenue for the fourth quarter of 2004 was $90.5 million, an increase of 9.1% linked quarter and an increase of 22.9% compared to the same period in 2003.

Net Interest Income

     For the year ended December 31, 2004, net interest income increased to $226.6 million, an 18.9% increase over 2003. For the year ended December 31, 2004, the taxable-equivalent net interest margin was 3.99%, down 5 basis points from 4.04% in 2003. For the year ended December 31, 2004, the taxable-equivalent yield on the securities portfolio increased by 22 basis points while the taxable-equivalent yield on the loan portfolio declined by 16 basis points due to changing business mix in the loan portfolio and increased pricing competition in the Texas market. For the year ended December 31, 2004, the cost of funds, including demand deposits, was 95 basis points compared to 94 basis points in 2003.

     For the three months ended December 31, 2004, net interest income was $62.7 million, an increase of 24.2% over the same period last year, and an increase of 10.1% linked quarter. The increase in net interest income is primarily attributable to growth in average loans held for investment of $1.05 billion over the same period in 2003 and $384.2 million linked quarter.

     For the fourth quarter of 2004, the taxable-equivalent net interest margin declined 6 basis points linked quarter to 3.91%. The taxable-equivalent yield on the securities and loan portfolios each increased 18 basis points offset by a 21 basis point increase in the cost of funds including demand deposits to 1.19%.

Noninterest Income

     For 2004, noninterest income totaled $99.5 million, a 14.4% increase from $86.9 million in 2003. Service charges on deposit accounts increased $6.3 million, or 15.7%, representing growth in both treasury management and retail activities. Investment services fee income increased $3.0 million, or 30.6%, as a result of strong performance in the foreign exchange, trust, and brokerage groups. Other fee income increased $4.7 million, or 24.1%, driven by increases in retail banking, letter of credit, and loan commitment fee income. Losses on the sales of securities were $12,000 in 2004 compared to a gain of $1.2 million realized in 2003.

     For the fourth quarter of 2004, noninterest income was $27.8 million, an increase of 7.1% linked quarter and an increase of 20.0% compared to the fourth quarter of 2003. Linked quarter, the increase is primarily attributable to a $1.7 million, or 15.6%, increase in service charges on deposit accounts, a $499,000, or 15.8%, increase in investment services income, and a $1.3 million, or 21.1%, increase in other fee income, primarily the result of improved commercial mortgage loan originations. These increases were partially offset by a $1.8 million, or 33.1%, decline in other operating income resulting from lower income from equity investments.

Noninterest Expenses

     For the year ended December 31, 2004, noninterest expenses were $219.6 million compared to $177.5 million for the prior year, an increase of $42.1 million, or 23.7%. During the eighteen month period commencing July 1, 2003, noninterest expenses were affected by the mergers with MaximBank, Lone Star Bank, and Klein Bank. The operating, core deposit intangible amortization, and merger-related expenses from these three merged entities incurred during 2004 totaled $23.2 million, compared to $7.7 million of operating, core deposit intangible amortization, and merger-related expenses incurred in 2003 associated with the MaximBank merger. For the year ended December 31, 2004, out-of-pocket expenses related to Sarbanes-Oxley compliance and the name change were $900,000 and $630,000, respectively.

     For the fourth quarter of 2004, noninterest expenses totaled $65.0 million, an increase of $12.1 million, or 22.9%, linked quarter. “The fourth quarter operating expenses were affected by operating, core deposit intangible amortization, and merger-related expenses for the Klein Bancshares transaction of $8.2 million, expenses related to Sarbanes-Oxley of $440,000, and name change expenses of $500,000,” said Scott McLean, President. “We believe we have a solid strategy to move this franchise forward and to continue our momentum.”

Klein Bancshares Merger

     In the fourth quarter of 2004, the Klein Bancshares merger added approximately $168.7 million in loans, $535.0 million in deposits, operating expenses of $8.2 million, including merger-related and core deposit intangible amortization expenses, and $2.4 million of noninterest income.

Asset Quality

     Asset quality continues to be favorable. For the year, net charge-offs in 2004 were $5.9 million, or 15 basis points, compared to net charge-offs in 2003 of $7.1 million, or 22 basis points. Nonperforming assets were $25.1 million at December 31, 2004, or 55 basis points, an increase from $20.3 million, or 49 basis points, at September 30, 2004.

Capital Transactions

     During the fourth quarter of 2004, the Company issued $60.0 million of Tier 1 qualifying trust preferred securities to augment its capital ratios and support the strong growth in loans.

Total Loans, Deposits, Investments, Assets, and Equity

     Loans held for investment were $4.54 billion at December 31, 2004, an increase of 30.0% from December 31, 2003, and an increase of 9.8% linked quarter. Total deposits at December 31, 2004 were $5.62 billion, an increase of 27.6% from December 31, 2003, and an increase of 17.0% linked quarter. Investment securities were $1.99 billion at December 31, 2004, an increase of 28.1% from December 31, 2003 and an increase of 16.6% linked quarter. At December 31, 2004, total assets were $7.51 billion, an increase of 26.2% from December 31, 2003, and an increase of 13.1% linked quarter. Total shareholders’equity increased to $580.4 million resulting in a Tier 1 leverage ratio of 7.82% at December 31, 2004.

Name Change

     For additional information on the name change of Southwest Bank of Texas to Amegy Bank N.A., please see the additional press release and visit our current website www.swbanktx.com.

     Southwest Bancorporation of Texas, Inc., the parent company of Southwest Bank of Texas NA, is the largest independent bank holding company headquartered in Houston, Texas. The Bank will become Amegy Bank NA on March 7, 2005. The NASDAQ stock symbol will be changed to ABNK. The Company focuses on commercial lending, treasury management and investment services for businesses, private financial management and trust services for families and individuals, and retail and mortgage banking services. The Company has $7.51 billion in assets, deposits of $5.62 billion and over 75 full-service banking centers located throughout the Houston and Dallas metropolitan areas.

     Consolidated financial information and supplemental unaudited data schedules follow in this release. Exhibits I and II provide additional information on the net interest margin, including average balances and average rates for both assets and liabilities for the periods presented. Exhibit III presents quarterly comparative data.

     The Company’s earnings release and the related financial supplement will be available on www.swbanktx.com, the Company’s website, prior to the beginning of the conference call to discuss earnings.

The conference call will be Wednesday, January 26 at 10:30am CST. The call is available at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=99147&eventID=983234 or by dialing 866-814-1921 and referencing “Southwest Bank of Texas Fourth Quarter Earnings Call.” The webcast will be archived for 90 days in the Investor Relations portion of the Bank’s web site at www.swbanktx.com. A phone archive also can be accessed by calling 888-266-2081 and entering 622728 as the PIN.

The conference call may include a discussion of non-GAAP financial measures, which is qualified by a reconciliation to GAAP included in this news release or otherwise available on the Southwest Bank of Texas website under “Investor Relations.” The conference call may include forward-looking information which, along with the supplementary information and this news release, is subject to the cautionary statement that follows.

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Southwest Bancorporation of Texas, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan loses and estimations of values of collateral in various financial assets and liabilities; (j) acts of war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

Contacts:

Randy Meyer, EVP & CFO
713-235-8832
rmeyer@swbanktx.com

Sarah Peterson, SVP Investor & Corporate Communications
713-232-1115
speterson@swbanktx.com

Southwest Bancorporation of Texas, Inc.

Consolidated Financial Information (unaudited)

	4Q-04	4Q-03	% change	YTD 04	YTD 03	% change
	(in 000's except per share data)
Balance sheet averages
Loans held for investment	$4,411,499	$3,362,374	31.2%	$3,953,737	$3,266,246	21.0%
Loans held for sale	98,178	98,777	-0.6%	98,607	95,931	2.8%
Investment securities	1,981,982	1,539,469	28.7%	1,715,176	1,355,900	26.5%
Securities purchased under resale agreements	—	30,000	-100.0%	6,350	27,041	-76.5%
Fed funds sold and other interest-earning assets	45,008	39,997	12.5%	47,260	62,538	-24.4%

Total interest-earning assets	6,536,667	5,070,617	28.9%	5,821,130	4,807,656	21.1%

Allowance for loan losses	(51,673)	(42,513)	21.5%	(49,139)	(40,546)	21.2%
Cash and due from banks	278,580	268,099	3.9%	279,885	264,233	5.9%
Goodwill	151,936	25,647	492.4%	77,082	14,169	444.0%
Core deposit intangibles	28,734	6,509	341.5%	14,523	3,235	348.9%
Other assets	382,452	338,571	13.0%	359,375	301,540	19.2%

Total assets	$7,326,696	$5,666,930	29.3%	$6,502,856	$5,350,287	21.5%

Noninterest-bearing deposits	$1,791,695	$1,399,592	28.0%	$1,611,636	$1,281,546	25.8%
Interest-bearing demand deposits	121,927	37,997	220.9%	81,286	45,493	78.7%
Savings deposits	2,274,053	1,829,947	24.3%	2,045,793	1,790,072	14.3%
Time deposits	1,262,469	1,023,668	23.3%	1,105,856	1,004,928	10.0%

Total deposits	5,450,144	4,291,204	27.0%	4,844,571	4,122,039	17.5%
Repurchase agreements and other borrowed funds	1,259,392	847,109	48.7%	1,096,049	722,038	51.8%
Other liabilities	39,779	40,991	-3.0%	29,047	34,024	-14.6%
Shareholders’ equity	577,381	487,626	18.4%	533,189	472,186	12.9%

Total liabilities and shareholders’ equity	$7,326,696	$5,666,930	29.3%	$6,502,856	$5,350,287	21.5%

Income statement data
Interest and fees on loans	$62,508	$47,176	32.5%	$217,140	$185,666	17.0%
Interest on securities	19,993	13,856	44.3%	65,363	49,610	31.8%
Interest on fed funds sold and other interest-earning assets	226	175	29.1%	726	968	-25.0%

Total interest income	82,727	61,207	35.2%	283,229	236,244	19.9%

Interest on deposits	13,324	8,224	62.0%	39,830	36,971	7.7%
Interest on borrowings	6,665	2,473	169.5%	16,847	8,754	92.4%

Total interest expense	19,989	10,697	86.9%	56,677	45,725	24.0%

Net interest income	62,738	50,510	24.2%	226,552	190,519	18.9%
Provision for loan losses	2,502	2,935	-14.8%	10,212	11,850	-13.8%

Net interest income after provision	60,236	47,575	26.6%	216,340	178,669	21.1%

Service charges on deposit accounts	12,931	10,581	22.2%	46,345	40,065	15.7%
Investment services	3,663	2,498	46.6%	12,682	9,712	30.6%
Other fee income	7,523	4,986	50.9%	24,089	19,409	24.1%
Other operating income	3,634	5,048	-28.0%	16,347	16,510	-1.0%
Gain (loss) on sales of securities, net	33	43	-23.3%	(12)	1,224	-101.0%

Total noninterest income	27,784	23,156	20.0%	99,451	86,920	14.4%

Total revenue	90,522	73,666	22.9%	326,003	277,439	17.5%

Salaries and benefits	33,607	27,120	23.9%	120,815	100,887	19.8%
Occupancy expenses	11,117	8,299	34.0%	37,657	29,690	26.8%
Other expenses	20,279	11,930	70.0%	61,085	46,876	30.3%

Total noninterest expenses	65,003	47,349	37.3%	219,557	177,453	23.7%

Income before income taxes	23,017	23,382	-1.6%	96,234	88,136	9.2%
Provision for income taxes	5,648	7,071	-20.1%	27,691	27,407	1.0%

Net income	$17,369	$16,311	6.5%	$68,543	$60,729	12.9%

Basic earnings per common share	$0.25	$0.24	3.8%	$0.99	$0.89	11.0%

Diluted earnings per common share	$0.24	$0.23	4.0%	$0.97	$0.87	11.0%

Dividends per common share	$0.03	$0.03	0.0%	$0.12	$0.05	140.0%

Period end # of shares outstanding	70,096	68,458	2.4%	70,096	68,458	2.4%
Weighted avg # of shares outstanding (incl CSE’s)	71,906	70,200	2.4%	70,913	69,716	1.7%

Southwest Bancorporation of Texas, Inc.

Consolidated Financial Information (unaudited)

	4Q-04	4Q-03	% change	YTD 04	YTD 03	% change
	(in 000's except per share data)
Nonperforming assets
Nonaccrual loans	$14,055	$11,443	22.8%
Accruing loans 90 or more days past due	2,171	1,299	67.1%
Restructured loans	—	—	0.0%
ORE and OLRA	8,887	4,248	109.2%

Total nonperforming assets	$25,113	$16,990	47.8%

Changes in allowance for credit losses
Allowance for loan losses — beginning of period	$47,516	$39,803	19.4%	$41,611	$35,449	17.4%
Provision for loan losses	2,502	2,935	-14.8%	10,212	11,850	-13.8%
Charge-offs	(2,236)	(1,725)	29.6%	(9,032)	(8,265)	9.3%
Recoveries	272	598	-54.5%	3,147	1,151	173.4%
Allowance acquired through mergers and acquisitions	1,354	—	100.0%	3,470	1,426	143.3%

Allowance for loan losses — end of period	$49,408	$41,611	18.7%	$49,408	$41,611	18.7%

Reserve for unfunded lending commitments — beginning of period	$1,687	$1,332	26.7%	$1,397	$1,247	12.0%
Provision for unfunded lending commitments	164	65	152.3%	454	150	202.7%

Reserve for unfunded lending commitments — end of period	$1,851	$1,397	32.5%	$1,851	$1,397	32.5%

Allowance for credit losses	$51,259	$43,008	19.2%	$51,259	$43,008	19.2%

Ratios
Return on average assets	0.94%	1.14%		1.05%	1.14%
Return on average common shareholders’ equity	11.97%	13.27%		12.86%	12.86%
Tier 1 leverage ratio	7.82%	9.15%
Taxable-equivalent yield on interest-earning assets	5.13%	4.86%		4.96%	4.99%
Cost of funds with demand accounts	1.19%	0.83%		0.95%	0.94%
Taxable-equivalent net interest margin	3.91%	4.03%		3.99%	4.04%
Efficiency ratio	69.36%	63.40%		65.83%	63.75%
Demand deposits to total deposits	32.87%	32.62%		33.27%	31.09%
Noninterest income to total income	30.69%	31.08%		30.51%	31.01%
Noninterest expense to average interest-earning assets	3.96%	3.77%		3.77%	3.75%
Nonperforming assets to loans and other real estate	0.55%	0.49%
Net charge-offs to average loans	0.18%	0.13%		0.15%	0.22%
Allowance for credit losses to total loans	1.11%	1.23%
Allowance for loan losses to nonperforming loans	304.50%	326.57%
Common stock performance
Market value of common stock — Close	$23.290	$19.425		$23.290	$19.425
Market value of common stock — High	$25.010	$19.645		$25.010	$19.645
Market value of common stock — Low	$20.050	$17.600		$18.425	$13.795
Book value of common stock	$8.28	$7.29
Market/book value of common stock	281%	266%
Price/12 month trailing earnings ratio	24	22
Other data
EOP Employees — full time equivalent	2,126	1,760	20.8%
Period end balances	($ in 000's)
Loans held for investment	$4,539,578	$3,491,673	30.0%
Loans held for sale	107,404	96,899	10.8%
Investment securities	1,985,237	1,549,398	28.1%
Securities purchased under resale agreements	—	30,000	-100.0%
Fed funds sold and other interest-earning assets	14,417	64,908	-77.8%

Total interest-earning assets	6,646,636	5,232,878	27.0%

Allowance for loan losses	(49,408)	(41,611)	18.7%
Cash and due from banks	327,558	390,890	-16.2%
Goodwill	149,846	25,647	484.3%
Core deposit intangibles	27,246	6,185	340.5%
Other assets	403,725	333,144	21.2%

Total assets	$7,505,603	$5,947,133	26.2%

Noninterest-bearing demand deposits	$1,871,228	$1,513,038	23.7%
Interest-bearing demand deposits	135,003	43,452	210.7%
Savings deposits	2,297,218	1,840,814	24.8%
Time deposits	1,316,594	1,005,935	30.9%

Total deposits	5,620,043	4,403,239	27.6%
Repurchase agreements and other borrowed funds	1,267,864	1,016,930	24.7%
Other liabilities	37,282	27,643	34.9%
Shareholders’ equity	580,414	499,321	16.2%

Total liabilities and shareholders’ equity	$7,505,603	$5,947,133	26.2%

EXHIBIT I

Rate Volume
3 Months Ended Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2004			December 31, 2003
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid(1)	Rate	Balance	Paid(1)	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$4,509,677	$62,712	5.53%	$3,461,151	$47,294	5.42%
Securities	1,981,982	21,359	4.29	1,539,469	14,700	3.79
Federal funds sold and other	45,008	226	2.00	69,997	175	0.99

Total interest-earning assets	6,536,667	84,297	5.13%	5,070,617	62,169	4.86%

Less allowance for loan losses	(51,673)			(42,513)

	6,484,994			5,028,104
Noninterest-earning assets	841,702			638,826

Total assets	$7,326,696			$5,666,930

Interest-bearing liabilities:
Money market and savings deposits	$2,395,980	6,015	1.00%	$1,867,944	3,232	0.69%
Time deposits	1,262,469	7,308	2.30	1,023,668	4,992	1.93
Repurchase agreements and other borrowed funds	1,259,392	6,665	2.11	847,109	2,473	1.16

Total interest-bearing liabilities	4,917,841	19,988	1.62%	3,738,721	10,697	1.14%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,791,695			1,399,592
Other liabilities	39,779			40,991

Total liabilities	6,749,315			5,179,304
Shareholders’ equity	577,381			487,626

Total liabilities and shareholders’ equity	$7,326,696			$5,666,930

Taxable-equivalent net interest income		$64,309			$51,472

Net interest spread			3.51%			3.73%

Taxable-equivalent net interest margin			3.91%			4.03%

(1)	Taxable-equivalent rates used where applicable.

	Three Months Ended
	Q4 2004 vs Q4 2003
	Increase (Decrease)
	Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	14,146	1,272	$15,418
Securities	4,189	2,470	6,659
Federal funds sold and other	(62)	113	51

Total increase (decrease) in interest income	18,273	3,855	22,128

Interest-bearing liabilities:
Money market and savings deposits	908	1,875	2,783
Time deposits	1,155	1,161	2,316
Repurchase agreements and borrowed funds	1,198	2,994	4,192

Total increase (decrease) in interest expense	3,261	6,030	9,291

Increase (decrease) in net interest income	$15,012	$(2,175)	$12,837

EXHIBIT II

Rate Volume
Linked Quarter Analysis
(unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2004			September 30, 2004
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid(1)	Rate	Balance	Paid(1)	Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$4,509,677	$62,712	5.53%	$4,123,462	$55,486	5.35%
Securities	1,981,982	21,359	4.29	1,691,472	17,477	4.11
Federal funds sold and other	45,008	226	2.00	52,573	192	1.45

Total interest-earning assets	6,536,667	84,297	5.13%	5,867,507	73,155	4.96%

Less allowance for loan losses	(51,673)			(49,422)

	6,484,994			5,818,085
Noninterest-earning assets	841,702			672,530

Total assets	$7,326,696			$6,490,615

Interest-bearing liabilities:
Money market and savings deposits	$2,395,980	6,015	1.00%	$2,084,393	4,445	0.85%
Time deposits	1,262,469	7,308	2.30	1,088,302	5,583	2.04
Repurchase agreements and other borrowed funds	1,259,392	6,665	2.11	1,173,762	4,590	1.56

Total interest-bearing liabilities	4,917,841	19,988	1.62%	4,346,457	14,618	1.34%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	1,791,695			1,587,990
Other liabilities	39,779			27,246

Total liabilities	6,749,315			5,961,693
Shareholders’ equity	577,381			528,922

Total liabilities and shareholders’ equity	$7,326,696			$6,490,615

Taxable-equivalent net interest income		$64,309			$58,537

Net interest spread			3.51%			3.62%

Taxable-equivalent net interest margin			3.91%			3.97%

(1)	Taxable-equivalent rates used where applicable.

	Three Months Ended
	Q4 2004 vs Q3 2004
	Increase (Decrease)
	Due to
	Volume	Rate	Total
	(Dollars in thousands)
Interest-earning assets:
Loans	5,197	2,029	$7,226
Securities	3,002	880	3,882
Federal funds sold and other	(28)	62	34

Total increase (decrease) in interest income	8,171	2,971	11,142

Interest-bearing liabilities:
Money market and savings deposits	664	906	1,570
Time deposits	893	832	1,725
Repurchase agreements and borrowed funds	335	1,740	2,075

Total increase (decrease) in interest expense	1,892	3,478	5,370

Increase (decrease) in net interest income	$6,279	$(507)	$5,772

EXHIBIT III

Southwest Bancorporation of Texas, Inc. Consolidated Financial Information (unaudited) Quarterly Trend Analysis

	1Q-03	2Q-03	3Q-03	4Q-03	1Q-04	2Q-04	3Q-04	4Q-04
Balance sheet averages
Loans held for investment	$3,128,640	$3,218,818	$3,351,647	$3,362,374	$3,601,637	$3,768,629	$4,027,343	$4,411,499
Loans held for sale	93,726	86,001	105,064	98,777	95,617	104,545	96,119	98,178
Investment securities	1,157,825	1,222,798	1,497,754	1,539,469	1,555,791	1,628,789	1,691,472	1,981,982
Securities purchased under resale agreements	18,000	30,000	30,000	30,000	23,077	—	2,435	—
Fed funds sold and other interest-earning assets	53,316	66,204	90,474	39,997	51,512	42,375	50,138	45,008

Total interest-earning assets	4,451,507	4,623,821	5,074,939	5,070,617	5,327,634	5,544,338	5,867,507	6,536,667

Allowance for loan losses	(38,216)	(39,930)	(41,469)	(42,513)	(45,770)	(49,658)	(49,422)	(51,673)
Cash and due from banks	299,117	233,126	257,010	268,099	323,517	266,082	251,686	278,580
Goodwill	2,590	2,590	25,471	25,647	45,689	55,077	54,998	151,936
Core deposit intangibles	—	—	6,327	6,509	7,934	11,149	10,240	28,734
Other assets	289,330	290,585	287,289	338,571	354,793	354,592	355,606	382,452

Total assets	$5,004,328	$5,110,192	$5,609,567	$5,666,930	$6,013,797	$6,181,580	$6,490,615	$7,326,696

Noninterest-bearing deposits	$1,172,389	$1,208,477	$1,342,560	$1,399,592	$1,491,064	$1,574,075	$1,587,990	$1,791,695
Interest-bearing demand deposits	35,047	35,451	73,142	37,997	60,359	71,089	71,430	121,927
Savings deposits	1,698,516	1,775,535	1,854,140	1,829,947	1,912,839	1,981,168	2,012,963	2,274,053
Time deposits	965,267	964,980	1,064,502	1,023,668	1,005,189	1,065,937	1,088,302	1,262,469

Total deposits	3,871,219	3,984,443	4,334,344	4,291,204	4,469,451	4,692,269	4,760,685	5,450,144
Repurchase agreements and other borrowed funds	639,359	627,729	771,132	847,109	1,008,229	940,165	1,173,762	1,259,392
Other liabilities	40,323	27,349	27,493	40,991	25,425	33,824	27,246	39,779
Shareholders’ equity	453,427	470,671	476,598	487,626	510,692	515,322	528,922	577,381

Total liabilities and equity	$5,004,328	$5,110,192	$5,609,567	$5,666,930	$6,013,797	$6,181,580	$6,490,615	$7,326,696

Income statement data
Interest and fees on loans	$44,503	$46,306	$47,681	$47,176	$48,862	$50,488	$55,282	$62,508
Interest on securities	11,951	11,489	12,314	13,856	14,549	14,678	16,143	19,993
Interest on fed funds sold and other interest-earning assets	206	284	303	175	189	119	192	226

Total interest income	56,660	58,079	60,298	61,207	63,600	65,285	71,617	82,727

Interest on deposits	10,106	9,535	9,106	8,224	8,070	8,408	10,028	13,324
Interest on borrowings	2,126	2,050	2,105	2,473	2,932	2,660	4,590	6,665

Total interest expense	12,232	11,585	11,211	10,697	11,002	11,068	14,618	19,989

Net interest income	44,428	46,494	49,087	50,510	52,598	54,217	56,999	62,738
Provision for loan losses	2,975	2,961	2,979	2,935	1,909	2,923	2,878	2,502

Net interest income after provision	41,453	43,533	46,108	47,575	50,689	51,294	54,121	60,236

Service charges on deposit accounts	9,617	9,316	10,551	10,581	11,040	11,190	11,184	12,931
Investment services	2,295	2,430	2,489	2,498	2,970	2,885	3,164	3,663
Other fee income	3,648	3,959	6,816	4,986	4,953	5,399	6,214	7,523
Other operating income	3,658	3,259	4,545	5,048	3,391	3,890	5,432	3,634
Gain (loss) on sales of securities	35	1,115	31	43	26	(25)	(46)	33

Total noninterest income	19,253	20,079	24,432	23,156	22,380	23,339	25,948	27,784

Total revenue	63,681	66,573	73,519	73,666	74,978	77,556	82,947	90,522

Salaries and benefits	23,173	23,394	27,200	27,120	28,473	29,283	29,452	33,607
Occupancy expenses	6,500	6,885	8,006	8,299	8,258	8,887	9,395	11,117
Other expenses	9,210	10,241	15,495	11,930	13,862	12,884	14,060	20,279

Total noninterest expenses	38,883	40,520	50,701	47,349	50,593	51,054	52,907	65,003

Income before income taxes	21,823	23,092	19,839	23,382	22,476	23,579	27,162	23,017
Provision for income taxes	6,748	7,129	6,459	7,071	7,189	7,358	7,496	5,648

Net income	$15,075	$15,963	$13,380	$16,311	$15,287	$16,221	$19,666	$17,369

Basic earnings per common share	$0.22	$0.24	$0.20	$0.24	$0.22	$0.24	$0.28	$0.25

Diluted earnings per common share	$0.22	$0.23	$0.19	$0.23	$0.22	$0.23	$0.28	$0.24

Dividends per common share	$-	$—	$0.03	$0.03	$0.03	$0.03	$0.03	$0.03

Period end # of shares outstanding	67,786	68,114	68,362	68,428	68,612	69,068	69,154	70,096
Weighted avg # of shares outstanding (incl CSE’s)	69,280	69,456	70,008	70,190	70,282	70,528	70,830	71,906

EXHIBIT III

Southwest Bancorporation of Texas, Inc. Consolidated Financial Information (unaudited) Quarterly Trend Analysis

	1Q-03	2Q-03	3Q-03	4Q-03	1Q-04	2Q-04	3Q-04	4Q-04
Nonperforming assets
Nonaccrual loans	$20,503	$14,609	$14,173	$11,443	$17,671	$10,668	$11,370	$14,055
Accruing loans 90 or more days past due	1,893	4,308	983	1,299	3,044	1,805	845	2,171
Restructured loans	—	—	—	—	—	—	—	—
ORE and OLRA	684	3,398	3,688	4,248	4,722	11,461	8,076	8,887

Total nonperforming assets	$23,080	$22,315	$18,844	$16,990	$25,437	$23,934	$20,291	$25,113

Changes in allowance for credit losses
Allowance for loan losses — beginning of period	$35,449	$37,236	$37,412	$39,803	$41,611	$46,583	$45,927	$47,516
Provision for loan losses	2,975	2,961	2,979	2,935	1,909	2,923	2,878	2,502
Charge-offs	(1,319)	(3,054)	(2,157)	(1,725)	(1,382)	(3,748)	(1,666)	(2,236)
Recoveries	131	269	143	598	2,329	169	377	272
Allowance acquired through mergers and acquisitions	—	—	1,426	—	2,116	—	—	1,354

Allowance for loan losses — end of period	$37,236	$37,412	$39,803	$41,611	$46,583	$45,927	$47,516	$49,408

Reserve for unfunded lending commitments — beginning of period	$1,247	$1,272	$1,311	$1,332	$1,397	$1,488	$1,565	$1,687
Provision for unfunded lending commitments	25	39	21	65	91	77	122	164

Reserve for unfunded lending commitments — end of period	1,272	1,311	1,332	1,397	1,488	1,565	1,687	1,851

Allowance for credit losses	$38,508	$38,723	$41,135	$43,008	$48,071	$47,492	$49,203	$51,259

Ratios
Return on average assets	1.22%	1.25%	0.95%	1.14%	1.02%	1.06%	1.21%	0.94%
Return on average common shareholders’ equity	13.48%	13.60%	11.14%	13.27%	12.04%	12.66%	14.79%	11.97%
Tier 1 leverage ratio	8.91%	9.06%	8.06%	9.15%	8.35%	8.45%	8.90%	7.82%
Taxable-equivalent yield on interest-earning assets	5.24%	5.11%	4.79%	4.86%	4.88%	4.84%	4.96%	5.13%
Cost of funds with demand accounts	1.10%	1.01%	0.87%	0.83%	0.81%	0.79%	0.98%	1.19%
Taxable-equivalent net interest margin	4.13%	4.11%	3.91%	4.03%	4.05%	4.03%	3.97%	3.91%
Efficiency ratio	61.05%	61.83%	68.05%	63.40%	66.30%	64.51%	62.79%	69.36%
Demand deposits to total deposits	30.28%	30.33%	30.97%	32.62%	33.36%	33.55%	33.36%	32.87%
Noninterest income to total income	30.23%	30.16%	33.23%	31.43%	29.85%	30.09%	31.28%	30.69%
Noninterest expense to average interest-earning assets	3.54%	3.51%	3.96%	3.70%	3.82%	3.70%	3.59%	3.96%
Nonperforming assets to loans and other real estate	0.73%	0.68%	0.57%	0.49%	0.68%	0.61%	0.49%	0.55%
Net charge-offs (recoveries) to average loans	0.15%	0.35%	0.24%	0.13%	(0.11)%	0.38%	0.13%	0.18%
Allowance for credit losses to total loans	1.21%	1.18%	1.24%	1.23%	1.29%	1.21%	1.19%	1.11%
Allowance for loan losses to nonperforming loans	166.26%	197.77%	262.62%	326.57%	224.88%	368.21%	389.00%	304.50%
Common stock performance
Market value of stock — Close	$15.015	$16.255	$18.245	$19.425	$18.865	$22.060	$20.140	$23.290
Market value of stock — High	$16.525	$17.975	$19.225	$19.645	$19.955	$22.085	$22.055	$25.010
Market value of stock — Low	$13.795	$14.825	$16.025	$17.600	$18.425	$18.605	$19.500	$20.050
Book value of stock	$6.80	$7.05	$7.03	$7.29	$7.63	$7.39	$7.95	$8.28
Market/book value of stock	221%	231%	259%	266%	247%	299%	253%	281%
Price/earnings ratio	17	18	21	22	22	25	21	24
Other data
EOP Employees — full time equivalent	1,528	1,556	1,728	1,760	1,839	1,830	1,832	2,126
Period end balances
Loans held for investment	$3,181,059	$3,277,684	$3,328,827	$3,491,673	$3,720,950	$3,912,212	$4,134,125	$4,539,578
Loans held for sale	87,398	91,757	100,366	96,899	101,944	97,929	96,022	107,404
Investment securities	1,193,917	1,303,613	1,507,504	1,549,398	1,576,977	1,624,540	1,702,393	1,985,237
Securities purchased under resale agreements	30,000	30,000	30,000	30,000	—	—	—	—
Fed funds sold and other interest-earning assets	92,364	244,117	88,592	64,908	52,678	45,612	75,848	14,417

Total interest-earning assets	4,584,738	4,947,171	5,055,289	5,232,878	5,452,549	5,680,293	6,008,388	6,646,636

Allowance for loan losses	(37,236)	(37,412)	(39,803)	(41,611)	(46,583)	(45,927)	(47,516)	(49,408)
Cash and due from banks	289,363	270,711	286,417	390,890	290,796	270,551	246,002	327,558
Goodwill	2,590	2,590	25,647	25,647	55,094	54,998	54,998	149,846
Core deposit intangibles	—	—	6,858	6,185	11,661	10,653	9,855	27,246
Other assets	271,686	260,383	330,434	333,144	352,189	390,958	363,330	403,725

Total assets	$5,111,141	$5,443,443	$5,664,842	$5,947,133	$6,115,706	$6,361,526	$6,635,057	$7,505,603

Noninterest-bearing demand deposits	$1,270,991	$1,343,749	$1,341,277	$1,513,038	$1,625,647	$1,622,348	$1,593,652	$1,871,228
Interest-bearing demand deposits	39,551	31,479	40,496	43,452	72,009	62,316	69,531	135,003
Savings deposits	1,723,369	1,766,818	1,875,665	1,840,814	1,985,622	1,998,375	2,010,178	2,297,218
Time deposits	978,350	997,407	1,051,815	1,005,935	1,019,666	1,097,130	1,131,101	1,316,594

Total deposits	4,012,261	4,139,453	4,309,253	4,403,239	4,702,944	4,780,169	4,804,462	5,620,043
Repurchase agreements and other borrowed funds	602,465	789,993	842,644	1,016,930	854,005	1,031,866	1,253,242	1,267,864
Other liabilities	35,424	34,081	32,041	27,643	35,526	39,311	27,568	37,282
Minority interest	—	—	—	—	—	—	—	—
Shareholders’ equity	460,991	479,916	480,904	499,321	523,231	510,180	549,785	580,414

Total liabilities and equity	$5,111,141	$5,443,443	$5,664,842	$5,947,133	$6,115,706	$6,361,526	$6,635,057	$7,505,603